Exhibit 10.17

                      Recovery and Subordination Agreement

      THIS AGREEMENT, made and entered into as of the 1~ day of January 2002, by and between MONY HEALTHCARE, INC., a corporation duly created, organized, and existing under and by virtue of the Laws of the State of New York ("MDNY") and each of ISLAND PROFESSIONAL ASSOCIATION I.P.A., INC. a corporation duly created, organized, and existing under and by virtue of the Laws of the State of New York ("Island"), and MERCY MEDICAL CENTER, ST. CATHERINE OF SIENA MEDICAL CENTER, ST. CHARLES HOSPITAL AND REHABILITATION CENTER, ST. FRANCIS HOSPITAL and GOOD SAMARITAN HOSPITAL MEDICAL CENTER, all corporations duly created, organized and existing under and by virtue of the laws of the State of New York ("the Hospitals"), by their agent CATHOLICHEALTH SYSTEM OF LONG ISLAND, INC. (doing business as "Catholic Health Services of Long Island) ("CHS"), a corporation duly created, organized, and existing under and by virtue of the Laws of the State of New York.

                                   WITNESSETH:

      WHEREAS, MDNY has made payments on Island's behalf in the amount of $23.5 million in excess of the negotiated capitated amount previously agreed upon (the "Excess Amount");

      WHEREAS, Island has agreed that it will repay the Excess Amount to MDNY (the "Debt Outstanding");

      WHEREAS, the Hospitals are participating providers of MDNY;

      WHEREAS, in the event that MDNY becomes Insolvent (as hereinafter defined), each of Island (for itself and on behalf of each of its participating providers, consisting of all providers who have entered into a participating provider contract with Island (the "Island Participating Providers")) and the Hospitals have agreed to subordinate the payment of outstanding claims owed by MDNY to each of them in accordance with the terms and provisions set forth herein;

      WHEREAS, following execution of this Agreement MDNY shall reflect the recovery and subordination amounts in its financial statements in accordance with the terms set forth herein.

      NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, and intending to be legally bound hereby, MDNY, Island, the Island Participating Providers and the Hospitals agree as follows:

      1.    Effective as of January 1, 2002, Island will retain a
            "non-distributable" withhold in the amount of 5% from all payments due to the Island Participating Providers for services rendered on or after that date (the "Non-Distributable Withhold").

      2. Each month, the Non-Distributable Withhold identified in paragraph 1 above and any Net Revenue (as defined in Paragraph 11) shall be remitted in its entirety to MDNY.


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      3.    MDNY will, subject to the terms of this agreement and of the Service
            Agreement between Island and MDNY, make claims payments to Island (or, to the extent directed by Island, directly to the Island Participating Providers) on a fee for service basis.

      4. Effective as of January 1, 2002, MDNY will be obligated to make payment to Island for unrestricted access to its network of participating providers in an amount equal to $1.50 per member/per month (the "Network Access Fee.")

      5. The amounts owed by MDNY to Island for the Network Access Fee shall be retained and used by MDNY to repay, on a dollar for dollar basis, the Debt Outstanding.

      6. Collectively, the Non-Distributable Withhold, the Network Access Fee and the payment of Net Revenue (as set forth in paragraph 11 below) shall be referred to as the "Repayment Plan."

      7. Until such time as repayment of the Debt Outstanding has been fully satisfied,

                  a.    the Repayment Plan shall remain in effect; and
                  b. the subordination obligations set forth in Paragraph 8 below shall be reduced by MDNY on a dollar for dollar basis in an amount equal to the amounts received pursuant to the Repayment Plan.

      8. Each of Island (for itself and on behalf of each of its Participating Providers), the Island Participating Providers and the Hospitals agree to subordinate their rights to payment of outstanding claims (including IBNR) owed by MDNY to all other creditors of MDNY as follows (the "Subordination").

                  a. This Subordination will only become effective when and if MDNY becomes Insolvent. For purposes of this Agreement, MDNY shall become Insolvent when it becomes subject to a Court Approved Order to Rehabilitate or when it admits in writing its inability to generally pay its debts when due.
                  b. The aggregate amount of this Subordination is equal to the amount of Debt Outstanding at the time MDNY becomes Insolvent.
                  c. The terms of this Subordination is that both the claims of Island and the Island Participating Providers, and the claims of the Hospitals, at the time MDNY becomes Insolvent will be subordinated, in an amount equal to the then remaining Debt Outstanding, to the claims of all other creditors of MDNY. After the payment of all claims of all other creditors of MDNY, all claims of Island and the Island Participating Providers shall be subordinated to all claims of the Hospitals.
                  d. MDNY will from time to time, but no less frequently than every fiscal quarter, advise Island, CHS and the Hospitals as to the outstanding amount of the Debt Outstanding and as to its best estimate of the amounts that Subordination of Island and the Island Participating Providers and the Hospitals would be if MDNY were then Insolvent.
                  e. Nothing in this Agreement or in the terms of the Subordination shall create any obligation of CHS or any of the Hospitals to pay the Debt Outstanding or any part of it.

      9. MDNY will reflect in its financial statements as an admitted asset the Excess Amount,


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            which statements shall be periodically amended to reflect payments made by Island pursuant to the Repayment Plan. Any such asset is subject to audit and adjustment by the NYS Insurance Department.

      10. MDNY will reflect the amounts of subordinate claims along with the unpaid non-distributable withhold in a footnote to its filed financial statements.

      11. In an effort to further reduce the Debt Outstanding, Island shall pay to MDNY a portion of all income it receives from sources other than MDNY. Said payments will be in an amount equal to gross collections minus operational and administrative expenses (the "Net Revenue") received by Island from such sources. Said Net Revenue shall be paid to MDNY until such time as the Debt Outstanding is fully satisfied.

      12. Island represents that it has the legal authority to bind the Island Participating Providers to the terms and conditions of this Agreement, including the terms and conditions of the subordination contained in paragraph 8 hereof.

      13. CHS represents that it has the legal authority to bind the Hospitals to the terms and conditions of this Agreement, including the terms and conditions of the subordination contained in paragraph 8 hereof.

      14. Amendment to this Agreement shall require the approval of the Superintendent of Insurance of the State of New York.

      15. This Agreement, and all of the covenants and conditions hereinabove contained, shall be binding upon and inure to the benefit of the parties hereto and their respective successors or assigns.

      16. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      17. This Agreement, and the rights and obligations of the parties hereunder, shall be construed in accordance with, and governed by, the internal laws of the State of New York, without regard to conflicts of laws principles.


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IN WITNESS WHEREOF, the parties hereto have caused these presents to be executed by their proper corporate officers as of the day and year first above written.

MDNY HEALTHCARE, INC.:

By: ____________________________________
         President

ISLAND PROFESSIONAL ASSOCIATION I.P.A., INC. (individually, and on behalf of each of the Participating Providers)

By: ____________________________________
         President

MERCY MEDICAL CENTER, ST. CATHERINE OF SIENA MEDICAL CENTER, ST. CHARLES HOSPITAL AND REHABILITATION CENTER, ST. FRANCIS HOSPITAL and GOOD SAMARITAN HOSPITAL MEDICAL CENTER, by CATHOLIC HEALTH SYSTEM OF LONG ISLAND, INC., AS AGENT

By: ____________________________________
    President and Chief Executive Officer
    of Catholic Health System of Long
    Island, Inc.


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           Amendment No. 1 to the Recovery and Subordination Agreement

      THIS AGREEMENT, made and entered into as of the 1st day of January 2002, by and between MDNY HEALTHCARE, INC., a corporation duly created, organized, and existing under and by virtue of the Laws of the State of New York ("MDNY") and each of ISLAND PROFESSIONAL ASSOCIATION I.P.A., INC. a corporation duly created, organized, and existing under and by virtue of the Laws of the State of New York ("Island"), and MERCY MEDICAL CENTER, ST. CATHERINE OF SIENA MEDICAL CENTER, ST. CHARLES HOSPITAL AND REHABILITATION CENTER, ST. FRANCIS HOSPITAL and GOOD SAMARITAN HOSPITAL MEDICAL CENTER, all corporations duly created, organized and existing under and by virtue of the laws of the State of New York ("the Hospitals"), by their agent CATHOLICHEALTH SYSTEM OF LONG ISLAND, INC. (doing business as "Catholic Health Services of Long Island) ("CHS"), a corporation duly created, organized, and existing under and by virtue of the Laws of the State of New York.

      WHEREAS, each of MDNY, Island and the Hospitals by their agent, CHS, have executed that certain Recovery and Subordination Agreement dated as of January 1, 2002 (the "Agreement"); and

      WHEREAS, each of MDNY, Island and CHS have agreed to amend the Agreement in accordance with the terms west forth herein,

      NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, and intending to be legally bound hereby, MDNY, Island, the Island Participating Providers and the Hospitals agree as follows:

1. Paragraph 8a shall be deleted in its entirety and the following language shall be inserted in lieu thereof:

      This Subordination will only become effective when and if MDNY becomes Insolvent. For purposes of this Agreement, MDNY shall become Insolvent when it becomes subject to a Court Approved Order of Rehabilitation or when it admits in writing its inability to generally pay its debts when due.

2. Except as amended hereby, the Agreement shall remain in full force and effect and no further amendment to the Agreement shall effect or override this Amendment, except pursuant to a signed written agreement among the parties hereto which refers specifically to the Agreement and this Amendment.

3. This Amendment may be executed in counterparts, each of which when so executed shall be an original, but all such counterparts shall together constitute but on e and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused these presents to be executed by their proper corporate officers as of the day and year first above written.